Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Five9, Inc.:
We consent to the use of our report dated March 10, 2015, with respect to the consolidated balance sheets of Five9, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2014, incorporated herein by reference.
/s/ KPMG LLP
Santa Clara, California
May 13, 2015